Owens & Minor Reports 3rd Quarter Financial Results
•Increases full year adjusted EPS guidance to $1.90 to $2.00*
•Reconfirms expectation of double digit adjusted EPS growth in 2021

RICHMOND, VA – November 2, 2020 – Owens & Minor, Inc. (NYSE-OMI) today reported financial results for the third quarter of 2020, as summarized in the table below.

“I am delighted to report another strong quarter, driven by our exceptional operating performance supported by our dedicated teammates. It is our ability to support the complete value chain with our Americas owned and operated manufacturing facilities combined with our broad external supplier base and integrated with our robust distribution network, which allows us to operate at the highest levels of performance to best serve our customers. I am immensely proud of our accomplishments over the past several quarters, but we recognize that we’re not done yet.” said Edward A. Pesicka, President & Chief Executive Officer of Owens & Minor.

“Our financial profile is as strong as it’s been in quite some time, and our focused execution has allowed us to invest in technology and infrastructure while deleveraging the balance sheet. Moreover, the success of our efforts gives us confidence to make additional investments to enhance our customers’ experience and drive further EPS growth. Our strategic capabilities and execution excellence boost our confidence in continued strong performance in 2020, and on-going momentum entering 2021.”

Financial Summary*			YTD	YTD
($ in millions, except per share data)	3Q20	3Q19	2020	2019

Revenue	$2,188	$2,293	$6,118	$7,020

Operating Income, GAAP**	$75.6	$26.1	$108.5	$58.6
Adj. Operating Income, Non-GAAP**	$92.2	$41.6	$158.5	$107.6

Income (Loss) from continuing operations, GAAP**	$46.1	$3.4	$37.3	($17.2)
Adj. Net Income, Non-GAAP**	$49.0	$13.7	$63.9	$23.7

Income (Loss) from continuing operations per share, GAAP**	$0.76	$0.06	$0.61	($0.28)
Adj. Net Income per share, Non-GAAP**	$0.81	$0.23	$1.05	$0.39

* Adjusted net income and Adjusted net income per share relate to continuing operations.
** Reconciliations of the differences between the non-GAAP financial measures presented in this release and their most directly comparable GAAP financial measures are included in the tables below.

3rd Quarter 2020 Company Highlights
•250%+ increase in adjusted net income per share compared to the third quarter of 2019
•6th consecutive quarter of year-over-year gross margin expansion
•240 basis point adjusted operating margin expansion versus prior year
•$118 million of operating cash flow generated in the quarter from increased earnings and working capital improvements
•Reduced total debt by:
•$70 million in the quarter
•$231 million year-to-date
•$402 million in the last 6 quarters
•Global Solutions segment grew revenue $317 million sequentially and returned to profitability
•Launched an upsized $200 million equity offering for additional 9.7 million shares
•Reached a milestone in the COVID-19 fight with nearly 11 billion units of PPE delivered of which approximately 4 billion units were produced with materials manufactured in our American factories or Owens & Minor owned facilities, since January 2020
•Continued to invest in infrastructure, services, and technology
•Strong performance in Q3 has provided a line of sight to allow Owens & Minor to update financial outlook as described below

Financial Outlook
Subject to the key assumptions below, the Company expects adjusted net income for 2020 to be in a range of $1.90 to $2.00* per share inclusive of the October 2020 equity offering share count. The Company also continues to believe that it remains positioned to deliver double-digit earnings growth in 2021.

Key assumptions supporting the Company’s 2020 adjusted net income per share guidance:
•Impact of dilution on existing shares to the extent of $0.05 per share
•Increase in PPE production capacity remains on schedule for the balance of 2020
•Elective procedures in Q4 remain flat to Q3 levels
•Foreign exchange expected to contribute $0.06 of benefit for the full year

Although the Company does provide guidance for adjusted net income per share (which is a non-GAAP financial measure), it is not able to forecast the most directly comparable measure calculated and presented in accordance with GAAP without unreasonable effort. Certain elements of the composition of the GAAP amount are not predictable, making it impracticable for the Company to forecast. Such elements include, but are not limited to restructuring and acquisition charges. As a result, no GAAP guidance or reconciliation of the Company’s adjusted net income per share guidance is provided. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a potentially significant impact on its future GAAP financial results. The outlook is based on certain assumptions that are subject to the risk factors discussed in the Company’s filings with the Securities and Exchange Commission (“SEC”).

Dividend Information
The Board of Directors approved a fourth quarter 2020 dividend payment of $0.0025 per share, payable on December 31, 2020, to shareholders of record as of December 15, 2020.

Investor Conference Call for 3rd Quarter Financial Results
Owens & Minor executives will host a conference call at 5:00 p.m. ET today, November 2, 2020, to discuss the results. Participants may access the call at 866-393-1604. The international dial-in number is 224-357-2191. A replay of the call will be available for one week by dialing 855-859-2056. The access code for the conference call, international dial-in and replay is 1948326. A webcast of the event will be available at www.owens-minor.com under the Investor Relations section.

Safe Harbor
This release is intended to be disclosure through methods reasonably designed to provide broad, non-exclusionary distribution to the public in compliance with the SEC's Fair Disclosure Regulation. This release contains certain ''forward-looking'' statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the statements in this release regarding our expectations with respect to our 2020 financial performance, earnings growth beyond 2020, the impact of COVID-19 on the Company’s results and operations, as well as other statements related to the Company’s expectations regarding the performance of its business and improvement of operational performance. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements. Investors should refer to Owens & Minor’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC including the sections captioned “Cautionary Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” and subsequent annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with or furnished to the SEC, for a discussion of certain known risk factors that could cause the Company’s actual results to differ materially from its current estimates. These filings are available at www.owens-minor.com. Given these risks and uncertainties, Owens & Minor can give no assurance that any forward-looking statements will, in fact, transpire and, therefore, cautions investors not to place undue reliance on them. Owens & Minor specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

About Owens & Minor
Owens & Minor, Inc. (NYSE: OMI) is a global healthcare solutions company with integrated technologies, products, and services aligned to deliver significant and sustained value for healthcare providers and manufacturers across the continuum of care. With over 15,000 dedicated teammates serving healthcare industry customers in 70 countries, Owens & Minor helps to reduce total costs across the supply chain by optimizing episode and point-of-care performance, freeing up capital and clinical resources, and managing contracts to optimize financial performance. A FORTUNE 500 company, Owens & Minor was founded in 1882 in Richmond, Virginia, where it remains headquartered today. The Company has distribution, production, customer service and sales facilities located across the Asia Pacific region, Europe, Latin America, and North America. For more information about Owens & Minor, visit owens-minor.com, follow @Owens_Minor on Twitter, and connect on LinkedIn at www.linkedin.com/company/owens-&-minor.

Contact
Chandrika Nigam, Director, Investor Relations, Investor.Relations@owens-minor.com, 833-621-7812

SOURCE: Owens & Minor

Owens & Minor, Inc.
Consolidated Statements of Operations (unaudited)
(dollars in thousands, except per share data)

	Three Months Ended September 30,
	2020	2019
Net revenue	$2,187,928	$2,292,752
Cost of goods sold	1,843,589	2,012,130
Gross margin	344,339	280,622
Distribution, selling and administrative expenses	262,538	248,661
Acquisition-related and exit and realignment charges	6,382	4,522
Other operating (income) expense, net	(134)	1,329
Operating income	75,553	26,110
Interest expense, net	20,975	24,050
Other expense, net	1,093	550
Income from continuing operations before income taxes	53,485	1,510
Income tax provision (benefit)	7,404	(1,910)
Income from continuing operations, net of tax	46,081	3,420
Loss from discontinued operations, net of tax	—	(2,196)
Net income	$46,081	$1,224

Income from continuing operations per common share: basic and diluted	$0.76	$0.06
Loss from discontinued operations per common share: basic and diluted	—	(0.04)
Net income per common share: basic and diluted	$0.76	$0.02

	Nine Months Ended September 30,
	2020	2019
Net revenue	$6,118,340	$7,020,296
Cost of goods sold	5,236,035	6,176,537
Gross margin	882,305	843,759
Distribution, selling and administrative expenses	758,320	767,986
Acquisition-related and exit and realignment charges	18,500	14,776
Other operating (income) expense, net	(3,020)	2,385
Operating income	108,505	58,612
Interest expense, net	65,923	75,557
Other expense, net	1,387	4,014
Income (loss) from continuing operations before income taxes	41,195	(20,959)
Income tax provision (benefit)	3,863	(3,726)
Income (loss) from continuing operations, net of tax	37,332	(17,233)
Loss from discontinued operations, net of tax	(58,203)	(6,115)
Net loss	$(20,871)	$(23,348)

Income (loss) from continuing operations per common share: basic and diluted	$0.61	$(0.28)
Loss from discontinued operations per common share: basic and diluted	(0.95)	(0.11)
Net loss per common share: basic and diluted	$(0.34)	$(0.39)

Owens & Minor, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(dollars in thousands)

	September 30, 2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$77,256	$67,030
Accounts receivable, net of allowances of $20,135 and $21,015	688,884	674,706
Merchandise inventories	1,095,410	1,146,192
Other current assets	235,983	79,372
Current assets of discontinued operations	—	439,983
Total current assets	2,097,533	2,407,283
Property and equipment, net of accumulated depreciation of $273,403 and $245,718	301,299	315,427
Operating lease assets	143,362	142,219
Goodwill	390,395	393,181
Intangible assets, net	251,615	285,018
Other assets, net	112,911	99,956
Total assets	$3,297,115	$3,643,084
Liabilities and equity
Current liabilities
Accounts payable	$946,116	$808,035
Accrued payroll and related liabilities	71,406	53,584
Other current liabilities	412,483	231,029
Current liabilities of discontinued operations	—	323,511
Total current liabilities	1,430,005	1,416,159
Long-term debt, excluding current portion	1,099,645	1,508,415
Operating lease liabilities, excluding current portion	120,025	117,080
Deferred income taxes	75,009	40,550
Other liabilities	121,096	98,726
Total liabilities	2,845,780	3,180,930
Total equity	451,335	462,154
Total liabilities and equity	$3,297,115	$3,643,084

Owens & Minor, Inc.
Consolidated Statements of Cash Flows (unaudited)
(dollars in thousands)

	Nine Months Ended September 30,
	2020	2019
Operating activities:
Net loss	$(20,871)	$(23,348)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization	69,494	88,204
Share-based compensation expense	15,275	12,057
Loss on divestiture	65,472	—
Provision for losses on accounts receivable	9,583	9,759
Deferred income tax expense (benefit)	25,017	(11,989)
Changes in operating lease right-of-use assets and lease liabilities	(1,328)	(1,280)
Changes in operating assets and liabilities:
Accounts receivable	(20,173)	73,986
Merchandise inventories	52,605	136,021
Accounts payable	136,156	(221,381)
Net change in other assets and liabilities	(69,117)	69,756
Other, net	6,083	7,320
Cash provided by operating activities	268,196	139,105
Investing activities:
Proceeds from divestiture	133,000	—
Additions to property and equipment	(21,678)	(31,224)
Additions to computer software	(4,702)	(6,928)
Proceeds from sale of property and equipment	178	220
Proceeds from cash surrender value of life insurance policies	6,032	—
Cash provided by (used for) investing activities	112,830	(37,932)
Financing activities:
Proceeds from issuance of debt	150,000	—
Repayments under revolving credit facility	(107,900)	(36,100)
Repayments of debt	(270,399)	(40,700)
Financing costs paid	(10,367)	(4,313)
Cash dividends paid	(467)	(5,072)
Other, net	(5,822)	(3,109)
Cash used for financing activities	(244,955)	(89,294)
Effect of exchange rate changes on cash and cash equivalents	6,721	(2,243)
Net increase in cash, cash equivalents and restricted cash	142,792	9,636
Cash, cash equivalents and restricted cash at beginning of period	84,687	103,367
Cash, cash equivalents and restricted cash at end of period (1)	$227,479	$113,003
Supplemental disclosure of cash flow information:
Income taxes received, net of payments	$(1,892)	$(12,085)
Interest paid	$61,271	$76,470
(1) Restricted cash as of September 30, 2020 represents $133.9 million held in a designated account as required by the Fifth Amendment to the Credit Agreement, which stipulates that the cash held within this account is to be used to repay the 2021 Notes or the Term Loans; and $16.3 million held in an escrow account as required by the Centers for Medicare & Medicaid Services (CMS) in conjunction with the Bundled Payments for Care Improvement (BPCI) Advanced Program.

Owens & Minor, Inc.
Summary Segment Information (unaudited)
(dollars in thousands)

	Three Months Ended September 30,
	2020		2019
		% of		% of
		consolidated		consolidated
	Amount	net revenue	Amount	net revenue
Net revenue:
Segment net revenue
Global Solutions	$1,865,182	85.24%	$2,047,379	89.30%
Global Products	473,797	21.66%	359,835	15.69%
Total segment net revenue	2,338,979		2,407,214
Inter-segment revenue
Global Products	(151,051)	(6.90)%	(114,462)	(4.99)%
Total inter-segment revenue	(151,051)		(114,462)
Consolidated net revenue	$2,187,928	100.00%	$2,292,752	100.00%

		% of segment		% of segment
Operating income:		net revenue		net revenue
Global Solutions	$10,972	0.59%	$24,916	1.22%
Global Products	89,923	18.98%	16,897	4.70%
Inter-segment eliminations	(8,718)		(243)
Intangible amortization	(10,242)		(10,614)
Acquisition-related and exit and realignment charges	(6,382)		(4,522)
Other (1)	—		(324)
Consolidated operating income	$75,553	3.45%	$26,110	1.14%

Depreciation and amortization:
Global Solutions	$9,572		$11,477
Global Products	11,118		13,128
Discontinued operations	—		4,697
Consolidated depreciation and amortization	$20,690		$29,302

Capital expenditures:
Global Solutions	$3,582		$2,743
Global Products	10,656		6,791
Discontinued operations	—		3,087
Consolidated capital expenditures	$14,238		$12,621

(1) 2019 included interest cost and net actuarial losses related to the U.S. Retirement Plan as well as Software as a Service (SaaS) implementation costs associated with the upgrading of our global IT platforms in connection with the redesign of our global information system strategy.

Owens & Minor, Inc.
Summary Segment Information (unaudited)
(dollars in thousands)

	Nine Months Ended September 30,
	2020		2019
		% of		% of
		consolidated		consolidated
	Amount	net revenue	Amount	net revenue
Net revenue:

Global Solutions	$5,261,415	86.00%	$6,305,448	89.82%
Global Products	1,235,391	20.19%	1,070,808	15.25%
Total segment net revenue	6,496,806		7,376,256
Inter-segment revenue
Global Products	(378,466)	(6.19)%	(355,960)	(5.07)%
Total inter-segment revenue	(378,466)		(355,960)
Consolidated net revenue	$6,118,340	100.00%	$7,020,296	100.00%

		% of segment		% of segment
Operating income:		net revenue		net revenue
Global Solutions	$8,522	0.16%	$64,292	1.02%
Global Products	160,268	12.97%	42,570	3.98%
Inter-segment eliminations	(10,322)		774
Intangible amortization	(31,463)		(33,395)
Acquisition-related and exit and realignment charges	(18,500)		(14,776)
Other (1)	—		(853)
Consolidated operating income	$108,505	1.77%	$58,612	0.83%

Depreciation and amortization:
Global Solutions	$31,273		$31,756
Global Products	38,221		40,982
Discontinued operations	—		15,466
Consolidated depreciation and amortization	$69,494		$88,204

Capital expenditures:
Global Solutions	$7,545		$7,280
Global Products	15,808		13,574
Discontinued operations	3,027		17,298
Consolidated capital expenditures	$26,380		$38,152

(1) 2019 included interest cost and net actuarial losses related to the U.S. Retirement Plan as well as Software as a Service (SaaS) implementation costs associated with the upgrading of our global IT platforms in connection with the redesign of our global information system strategy.

Owens & Minor, Inc.
Net Income (Loss) per Common Share (unaudited)
(dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share data)	2020	2019	2020	2019

Weighted average shares outstanding - basic	60,786	60,030	60,983	60,498
Dilutive shares	137	—	—	—
Weighted average shares outstanding - diluted	60,923	60,030	60,983	60,498

Income (loss) from continuing operations	$46,081	$3,420	$37,332	$(17,233)
Basic and diluted per share	$0.76	$0.06	$0.61	$(0.28)

Loss from discontinued operations	$—	$(2,196)	$(58,203)	$(6,115)
Basic and diluted per share	$—	$(0.04)	$(0.95)	$(0.11)

Net income (loss)	$46,081	$1,224	$(20,871)	$(23,348)
Basic and diluted per share	$0.76	$0.02	$(0.34)	$(0.39)

Owens & Minor, Inc.
GAAP/Non-GAAP Reconciliations (unaudited)

The following table provides a reconciliation of reported operating income and income (loss) from continuing operations to non-GAAP measures used by management.

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in thousands except per share data)	2020	2019	2020	2019
Operating income, as reported (GAAP)	$75,553	$26,110	$108,505	$58,612
Intangible amortization (1)	10,242	10,614	31,463	33,395
Acquisition-related and exit and realignment charges(2)	6,382	4,522	18,500	14,776
Software as a Service implementation costs (3)	—	1,058	—	3,049
Other (4)	—	(735)	—	(2,197)
Operating income, adjusted (non-GAAP) (Adjusted Operated Income)	$92,177	$41,569	$158,468	$107,635
Operating income as a percent of revenue (GAAP)	3.45%	1.14%	1.77%	0.83%
Adjusted operating income as a percent of revenue (non-GAAP)	4.21%	1.81%	2.59%	1.53%

Income (loss) from continuing operations, as reported (GAAP)	$46,081	$3,420	$37,332	$(17,233)
Intangible amortization (1)	10,242	10,614	31,463	33,395
Income tax expense (benefit) (7)	(4,787)	(3,918)	(7,819)	(7,773)
Acquisition-related and exit and realignment charges(2)	6,382	4,522	18,500	14,776
Income tax expense (benefit) (7)	(2,983)	(1,524)	(4,598)	(3,203)
Software as a Service implementation costs (3)	—	1,058	—	3,049
Income tax expense (benefit) (7)	—	(348)	—	(701)
(Gain) loss on extinguishment and modification of debt (5)	308	(185)	2,580	1,818
Income tax expense (benefit) (7)	(144)	66	(641)	(458)
Other (4)	573	—	(1,758)	—
Income tax expense (benefit) (7)	(267)	—	437	—
Tax adjustment (6)	(6,427)	—	(11,613)	—
Income from continuing operations, adjusted (non-GAAP) (Adjusted Net Income)	$48,978	$13,705	$63,883	$23,670

Income (loss) from continuing operations per diluted common share, as reported (GAAP)	$0.76	$0.06	$0.61	$(0.28)
Intangible amortization (1)	0.09	0.11	0.39	0.42
Acquisition-related and exit and realignment charges(2)	0.06	0.05	0.23	0.19
Software as a Service implementation costs (3)	—	0.01	—	0.04
(Gain) loss on extinguishment and modification of debt (5)	—	—	0.03	0.02
Other (4)	0.01	—	(0.02)	—
Tax adjustment (6)	(0.11)	—	(0.19)	—
Income from continuing operations per diluted common share, adjusted (non-GAAP) (Adjusted EPS)	$0.81	$0.23	$1.05	$0.39

Owens & Minor, Inc.
GAAP/Non-GAAP Reconciliations (unaudited), continued

The following items have been excluded in our non-GAAP financial measures:

(1) Intangible amortization includes amortization of intangible assets established during purchase accounting for business combinations. These amounts are highly dependent on the size and frequency of acquisitions and are being excluded to allow for a more consistent comparison with forecasted, current and historical results and the results of our peers.
(2) Acquisition-related charges were $0.8 million and $8.9 million for the three and nine months ended September 30, 2020, compared to $3.5 million and $11.4 million for the same periods of 2019. Acquisition-related charges in 2020 and 2019 consist primarily of transition costs for the Halyard acquisition. Exit and realignment charges were $5.6 million and $9.6 million for the three and nine months ended September 30, 2020, compared to $1.0 million and $3.4 million for the same periods of 2019. Exit and realignment charges in 2020 were associated with severance from reduction in force, restructuring charges related to our client engagement center, and other costs related to the reorganization of the U.S. commercial, operations and executive teams. Exit and realignment charges in 2019 were associated with severance costs, the establishment of our client engagement center, and IT restructuring charges.
(3) Software as a Service (SaaS) implementation costs were associated with significant global IT platforms in connection with the redesign of our global information system strategy.
(4) Other includes interest costs and net actuarial losses related to the U.S. Retirement Plan of $0.6 million and $1.7 million for the three and nine months ended September 30, 2020, respectively, and gain from the surrender of company-owned life insurance policies of $(3.5) million for the nine months ended September 30, 2020.
(5) (Gain) loss on extinguishment and modification of debt includes third party fees of $0.3 million and $3.3 million for the three and nine months ended September 30, 2020, respectively, and the write-off of deferred financing costs of $2.4 million for the nine months ended September 30, 2020, which was offset by a (gain) on extinguishment of debt related to the partial repurchase of our 2021 and 2024 Notes of $(3.1) million for nine months ended September 30, 2020. (Gain) loss on extinguishment and modification of debt includes a (gain) on extinguishment of debt related to the partial repurchase of our 2021 Notes of $(0.2) million for the three months and nine months ended September 30, 2019 and includes the write-off of deferred financing costs associated with the revolving credit facility as a result of the Fourth Amendment to the Credit Agreement in February 2019 of $2.0 million for the nine months ended September 30, 2019.
(6) Includes a tax adjustment associated with the estimated benefits under the Tax Cuts and Jobs Act and the Coronavirus Aid, Relief, and Economic Security (CARES) Act.
(7) These charges have been tax effected in the preceding table by determining the income tax rate depending on the amount of charges incurred in different tax jurisdictions and the deductibility of those charges for income tax purposes.

Use of Non-GAAP Measures

This earnings release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles ("GAAP").  In general, the measures exclude items and charges that (i) management does not believe reflect Owens & Minor, Inc.'s (the "Company") core business and relate more to strategic, multi-year corporate activities; or (ii) relate to activities or actions that may have occurred over multiple or in prior periods without predictable trends.  Management uses these non-GAAP financial measures internally to evaluate the Company's performance, evaluate the balance sheet, engage in financial and operational planning and determine incentive compensation.

Management provides these non-GAAP financial measures to investors as supplemental metrics to assist readers in assessing the effects of items and events on its financial and operating results and in comparing the Company's performance to that of its competitors.  However, the non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

The non-GAAP financial measures disclosed by the Company should not be considered substitutes for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements set forth above should be carefully evaluated.